SHARE EXCHANGE AGREEMENT

BETWEEN

Rito Group Corp,

a company incorporated under the laws of Nevada, United States

AND

Or Ka Ming, representing the 100% shareholder of

Sino Union International Limited,

a company incorporated under the laws of Anguilla

(“Sino”)

Dated as of May 15, 2015

THIS AGREEMENT(“Agreement”) is between Rito Group Corp., a Nevada corporation (“Rito”) and Mr. Or Ka Ming(the “Seller”), the sole shareholder of Sino Union International Limited., an Anguilla corporation (the “Sino”). Rito Group Corp, Mr. Or Ka Ming and Sino Union International Limited are referred to herein individually as a “Party” and collectively as the “Parties”.

Collectively the Parties

WHEREAS , Rito desires to purchase 100% of the Issued and Outstanding shares of Sino, together with all of the assets of Sino (the “Business Assets”) on the terms and subject to the conditions set forth herein and;

WHEREAS , Sino owns the assets and intellectual property, described more fully in Exhibit A and;

WHEREAS , Rito has agreed to issue 100,000 restricted shares of Rito’s common stock to Seller to exchange 100% of the shares and assets of Sino for a cost of US$10 (at par value $0.0001 per share);

WHEREAS , Choi Tak Yin, Addy, the President and Director of Rito, is the Company’s signing authority.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1      On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Mr. Or Ka Ming. hereby agrees to sell, assign, transfer convey and deliver to Rito, 100% of the shares and the assets in Sino, for US$10 in shares, together with all of its rights, titles and interests in the business assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2      Rito hereby agrees to purchase and acquire 100% of the shares of Sino and all of its Business Assets from Sino and issue Seller an aggregate of 100,000 new Common Shares of the Rito and that this shares issuance in full of the US$10.

 1.3      It is understood by the Parties that the 100,000 shares of Rito so issued as exchange for the business assets will be restricted shares as required by Rule 144 of the United States Securities Act (the “Act”) and shall display a restrictive legend as required by the United States Securities and Exchange Act.

1.4      On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Seller hereby agrees to transfer control of the shares and assets of Sino to Rito through the acceptance and confirmation of the issuance and granting, by Rito, of 100,000 newly issued shares of Rito which shares, represents the full consideration in exchange of 100% of the shares of Sino and all of its assets as described in tbit A.

ARTICLE II

CLOSING

2.1      The consummation of the transfer by Seller to Rito, and the acquisition by Rito of Sino and its assets by the issuance of 100,000 new Common Shares of Rito shall occur not later than May 18, 2015 (the “Closing Date”). Immediately at the Closing Date, Rito shall deliver, or cause to be delivered, to Seller, a board resolution confirming the issuance of 100,000 Common Shares that are being sold, assigned, and conveyed to Seller, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to Seller.

2.2      Immediately after the Closing, Rito shall deliver to Seller, Stock certificate(s) representing 100,000 shares issued in the name or names designated by Seller. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.3      On or before June 16, 2015, Seller shall deliver, for transmittal to Rito, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of Sino.

ARTICLE III

EXECUTION

3.1      Rito shall execute and deliver to Seller, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of Rito.

3.2      Seller shall execute and deliver to Rito, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of Sino and all of the assets of Sino.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF RITO

Rito hereby represents and warrants to Seller as follows (it being acknowledged that Seller is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of Rito hereunder):

4.1       Authorization . Rito, represented by Choi Tak Yin Addy, the President and Director of Rito has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Rito, and this Agreement is enforceable with respect to Sino in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which Rito is a party or by which Rito or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Rito or the assets or properties of Rito.

4.2       Legality of Shares . To the best of Rito’s knowledge, the Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of the Common Shares as set forth in this Agreement, Seller will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3       Compliance with Securities Laws .

(a)      No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against Rito.

(b)      Neither Rito, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c)      Rito is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4       No undisclosed Issues or Liabilities . Rito warrants that to the best of its knowledge there are no, issues that might tend to cause damage to Rito or its shareholders, or state or federal regulatory problems of any description.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

5.1       Authorization . Seller has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from Rito and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Seller and this Agreement is enforceable with respect to Seller, in accordance with its terms.

5.2       Information Regarding this Agreement and the Company . Seller has obtained such information regarding the financial position and prospects of Rito, as Seller considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from Seller pursuant to this Agreement.

5.3       Compliance with Securities Laws .

(a)      No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, Malaysia, China, Hong Kong or Anguilla, is pending or threatened against Seller, Sino, or the assets of Sino.

(b)      Neither Seller, Sino nor its officers or owners have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c)      Seller is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4       Disclosure of Transference of Control

(a)      Seller understands and accepts that certain legal and regulatory filings and disclosures may be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission.

(b)      one or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(c)      Seller will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(d)      Seller will provide a detailed list of individuals or entities (the “New Shareholders”) designated to receive Common Shares of Rito pursuant to issuance of the 100,000 Common Shares specified in this Agreement.

(e) The above noted detailed list of New Shareholders shall include the full legal name of the individual or entity receiving Rito Common Shares, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Exhibit B).

5.5      Seller warrants that Seller shall deliver to Rito all of rights, titles and interests in 100% of the shares of Sino, the company Sino and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6      Seller warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1       Parties in Interest . This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2       Confidentiality . The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3       Governing Law . This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

6.4       Shares to Be Held In Escrow . The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5       Notices . All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to Rito, to:	Rito Group Corp.
Room 2301,23/F, Wing Hing Industrial Building
83-93 Chai Wan Kok Street
Tsuen Wan, NT, Hong Kong

(b) If to Seller, to:	Attn: Or Ka Ming Sino Union International Limited
OMC office, Babrow Building, The Valley,
A1-2640, Anguilla, BWI

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.6.

6.6       Entire Agreement . This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7       Captions and Headings . The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8       Attorneys’ Fees . In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fees, of the prevailing party in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

RITO GROUP CORP.

By:	/s/ Choi Tak Yin Addy
Designated Signing Authority Choi Tak Yin Addy President, Director

SELLER

By:	/s/ Or Ka Ming
Or Ka Ming
100% shareholder of Sino Union International Limited,

Exhibit A

List of Assets

Rito International Enterprise Company Ltd.

A traditional trading company, which is incorporated in Hong Kong. It is established by a group of Hong Kong people who apply their own professional knowledge to specialize an international share network platform. The management team treats the customers and merchants wholeheartedly in order to build up a trust relationship. The existing products include handmade accessories, necklace, and watches.

It holds an intellectual property, which is E-commerce Customers Relationship Management System, namely “U惠-CRM U-Hui-CRM”, related to provide customer management, without limitation, all Intellectual property Rights and Technical Information.

The E-commerce Customer Relationship Management System features are as follows:-

·	Sales automation (customizable product entries, inventory management, quotations, billing, and trouble ticketing)

·	Customer support & service functions

·	Marketing automation (lead generation, campaign support)

·	Inventory Management

·	Analysis and reporting

·	Integration with E-mail systems

·	Calendaring

·	Contact Management

·	PDF document generation

·	Integration with Shopping Cart.